Exhibit 10.10

EXECUTION VERSION

CONFIDENTIAL

HOLDINGS PLEDGE AGREEMENT (SECOND LIEN)

dated and effective as of

August 30, 2013,

between

DS WATERS ENTERPRISES, INC.,

as Holdings

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent

THIS HOLDINGS PLEDGE AGREEMENT (SECOND LIEN) IS SUBJECT TO THE PROVISIONS OF (I) THE FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT AND (II) THE SECOND LIEN/SECOND LIEN INTERCREDITOR AGREEMENT (IF ENTERED INTO) AS SET FORTH MORE FULLY IN SECTION 5.14 HEREOF.

TABLE OF CONTENTS

		Page
ARTICLE I.

DEFINITIONS

SECTION 1.01.	Notes Indenture	2
SECTION 1.02.	Other Defined Terms	2

ARTICLE II.

PLEDGE OF SECURITIES

SECTION 2.01.	Pledge	5
SECTION 2.02.	Delivery of the Pledged Securities	5
SECTION 2.03.	Representations, Warranties and Covenants	6
SECTION 2.04.	Filings	8
SECTION 2.05.	Registration in Nominee Name; Denominations	8
SECTION 2.06.	Voting Rights; Dividends and Interest, etc.	9

ARTICLE III.

[RESERVED.]

ARTICLE IV.

REMEDIES

SECTION 4.01.	Remedies upon Default	11
SECTION 4.02.	Application of Proceeds	13
SECTION 4.03.	Securities Act, etc.	13

ARTICLE V.

MISCELLANEOUS

SECTION 5.01.	Notices	14
SECTION 5.02.	Security Interest Absolute	14
SECTION 5.03.	Limitation by Law	14
SECTION 5.04.	Binding Effect; Several Agreement	15
SECTION 5.05.	Successors and Assigns	15
SECTION 5.06.	Collateral Agent’s Fees and Expenses; Indemnification	15
SECTION 5.07.	Collateral Agent Appointed Attorney-in-Fact	16
SECTION 5.08.	GOVERNING LAW	16
SECTION 5.09.	Waivers; Amendment; Extension of Time	17

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Schedules

Schedule I        Pledged Issuer Stock

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This HOLDINGS PLEDGE AGREEMENT (SECOND LIEN), dated and effective as of August 30, 2013 (as amended, renewed, extended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is between DS WATERS ENTERPRISES, INC., a Delaware corporation (“Holdings”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent for the benefit of the Second-Priority Secured Parties. Capitalized terms used but not defined in this preamble or the recitals have the meanings assigned to such terms in Section 1.02.

WHEREAS, as of the date hereof, Crestview DS Merger Sub II, Inc., a Delaware corporation (to be merged on the Issue Date with and into DS WATERS OF AMERICA, INC., a Delaware corporation (the “Issuer”) is issuing 10.000% Second-Priority Senior Secured Notes due 2021 (the “Notes”) pursuant to that certain Indenture, dated as of the date hereof, among the Issuer, as issuer, Holdings, the Subsidiary Guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee (together with its successors and assigns in such capacity, the “Trustee”) and collateral agent (as amended, renewed, extended, restated, supplemented or otherwise modified from time to time, the “Notes Indenture”);

WHEREAS, Holdings is executing and delivering this Agreement pursuant to the terms of the Notes Indenture to induce the purchasers of the Notes to purchase the Notes. Holdings is an Affiliate of the Issuer, will derive substantial benefits from the issuance of the Notes and is willing to execute and deliver this Agreement in order to induce the purchasers of the Notes to purchase the Notes;

WHEREAS, concurrently with the execution and delivery of the Notes Indenture, the Issuer is entering into the Credit Agreement and the ABL Facility, in each case, as borrower;

WHEREAS, concurrently with the execution and delivery of the Notes Indenture, the Credit Agreement and the ABL Facility, (i) Wilmington Trust, National Association, in its capacities as the Notes Collateral Agent and the Second-Priority Collateral Agent (each as defined in the Issue Date First Lien/Second Lien ICA referred to below), is entering into that certain First Lien/Second Lien Intercreditor Agreement dated as of the date hereof with Barclays Bank PLC, in its capacities as the Credit Agreement Agent and the First-Priority Collateral Agent (each as defined therein) and the other parties thereto (as amended, renewed, extended, restated, supplemented or otherwise modified from time to time in accordance with the Indenture, the “Issue Date First Lien/Second Lien ICA”); and (ii) Barclays Bank PLC, in its capacity as the First Lien/Second Lien Intercreditor Agent (as defined in the Issue Date ABL ICA referred to below) and Wilmington Trust, National Association, in its capacity as Notes Agent (as defined in the Issue Date ABL ICA referred to below), are also entering into that certain ABL Intercreditor Agreement dated as of the date hereof (as amended, renewed, extended, restated, supplemented or otherwise modified from time to time in accordance with the Indenture, the “Issue Date ABL ICA”) with BMO Harris Bank N.A., in its capacity as the ABL Facility Agent (as defined therein) and the other parties thereto;

WHEREAS, pursuant to the ABL Intercreditor Agreement, the Liens upon and security interests in the ABL Priority Collateral (as defined in the ABL Intercreditor Agreement) granted by this Agreement are and shall be subordinated in the manner provided in the ABL Intercreditor Agreement to the Liens upon and security interests in such ABL Priority Collateral granted to secure the ABL Obligations; and

WHEREAS, pursuant to the First Lien/Second Lien Intercreditor Agreement, the Liens upon and security interests in the Pledged Collateral granted by this Agreement are and shall be subordinated in the manner provided in the First Lien/Second Lien Intercreditor Agreement to the Liens upon and security interests in the Pledged Collateral granted to secure the First-Priority Obligations.

Accordingly, the parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01. Notes Indenture.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Notes Indenture. All capitalized terms referred to herein that are defined in Article 9 of the New York UCC and not defined in this Agreement or the Notes Indenture have the meanings specified in Article 9 of the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 of the Notes Indenture also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Intercreditor Agreement” means, as the context may require, (i) the Issue Date ABL ICA or (ii) any replacement or other intercreditor agreement that contains terms not materially less favorable to holders of the Notes than the Issue Date ABL ICA.

“ABL Obligations” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Agreement” has the meaning assigned to such term in the preamble hereof.

“Applicable Collateral Agent” means, as the context may require, (i) the First Lien/Second Lien Intercreditor Agent (as defined in the First Lien/Second Lien Intercreditor Agreement (or other analogous term in another Permitted Senior Intercreditor Agreement, as applicable)), or (ii) following the Discharge of First-Priority Obligations, the Second-Priority Collateral Agent.

“Collateral Agent” means Wilmington Trust, National Association acting as the collateral agent for the Second-Priority Secured Parties, together with its successors and assigns in such capacity.

“Collateral Agreement (First Lien)” means the Collateral Agreement (First Lien), dated as of August 30, 2013, among the Issuer, each Subsidiary of the Issuer from time to time party thereto and Barclays Bank PLC, as collateral agent for the Secured Parties (as defined therein).

“Collateral Agreement (Second Lien)” means the Collateral Agreement (Second Lien), dated as of August 30, 2013, among the Issuer, each Subsidiary of the Issuer from time to time party thereto and Wilmington Trust, National Association, as collateral agent for the Second-Priority Secured Parties (as defined therein).

“Common Collateral” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“Discharge of First-Priority Obligations” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement (as of the Issue Date).

“Dispose” or “Disposed of” shall mean to convey, sell, lease, sell and leaseback, assign, farm-out, transfer or otherwise dispose of any property, business or asset. The term “Disposition” shall have a correlative meaning to the foregoing.

“Excluded Securities” means “Excluded Securities” as defined in the Collateral Agreement (Second Lien).

“Federal Securities Laws” has the meaning assigned to such term in Section 4.03.

“First Lien/Second Lien Intercreditor Agreement” means, as the context may require, (i) the Issue Date First Lien/Second Lien ICA or (ii) any replacement or other intercreditor agreement that contains terms not materially less favorable to holders of the Notes than the Issue Date First Lien/Second Lien ICA.

“First-Priority Collateral Agent” means the “First-Priority Collateral Agent” as defined in the Issue Date First Lien/Second Lien ICA.

“First-Priority Obligations” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Holdings” has the meaning assigned to such term in the preamble hereof.

“Intercreditor Agreements” means the ABL Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and the Second Lien/Second Lien Intercreditor Agreement (if entered into).

“Issue Date” means August 30, 2013.

“Issue Date ABL ICA” has the meaning assigned to such term in the recitals of this Agreement.

“Issue Date First Lien/Second Lien ICA” has the meaning assigned to such term in the recitals of this Agreement.

“Issuer” has the meaning assigned to such term in the recitals of this Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes” has the meaning assigned to such term in the recitals hereto.

“Notes Indenture” has the meaning assigned to such term in the recitals hereto.

“Notes Indenture Documents” means (a) the Notes Indenture and the other Notes Documents and (b) any other related documents or instruments executed and delivered pursuant to the Notes Documents, in each case, as such documents or instruments may be amended, restated, supplemented or otherwise modified from time to time.

“Permitted Senior Intercreditor Agreement” shall mean an intercreditor agreement entered into pursuant to clause (ii) of the definition of “First Lien/Second Lien Intercreditor Agreement”.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Issuer Stock” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means all “certificated securities” as such term is defined in Section 8-102(a)(4) of the New York UCC, and in any event, including any stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.

“Second Lien/Second Lien Intercreditor Agreement” means an intercreditor agreement that may be entered into after the date hereof in connection with the incurrence of Pari Passu Indebtedness under the Notes Indenture, as such document may be amended, renewed, extended, supplemented, restated or otherwise modified from time to time.

“Secured Obligations” means Obligations in respect of the Notes, the Guarantees, the Notes Indenture and the Security Documents, including, for the avoidance of doubt, obligations in respect of Exchange Notes and guarantees thereof.

“Second-Priority Secured Parties” means the Trustee and the Collateral Agent and each holder of Secured Obligations.

“Trustee” has the meaning assigned to such term in the recitals hereto.

ARTICLE II.

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, Holdings hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Second-Priority Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Second-Priority Secured Parties, a security interest in all of Holdings’ right, title and interest in, to and under (a) the Equity Interests of the Issuer owned by Holdings (which such Equity Interests as of the date hereof shall be listed on Schedule I) and any certificates representing all such Equity Interests (collectively, the “Pledged Issuer Stock”); provided, that the Pledged Issuer Stock shall not include any Excluded Securities; (b) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clause (a) above; (c) subject to Section 2.06, all rights and privileges of Holdings with respect to the securities and other property referred to in clauses (a) and (b) above; and (d) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the benefit of the Second-Priority Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02. Delivery of the Pledged Securities.

(a) Holdings agrees promptly (and in any event within 45 days after the acquisition or such longer time as the First-Priority Collateral Agent shall permit in its reasonable discretion pursuant to the Collateral Agreement (First Lien); provided, after the Discharge of First Priority Obligations, promptly shall mean within 45 days for purposes of this Section 2.02(a)) to deliver or cause to be delivered to the Applicable Collateral Agent (acting as gratuitous bailee / agent for perfection purposes, pursuant to Section 5.5 or 5.6 of the First Lien/Second Lien Intercreditor Agreement, as applicable, if the Applicable Collateral Agent is not the Collateral Agent), for the benefit of the Second-Priority Secured Parties, any and all Pledged Securities.

(b) Upon delivery to the Applicable Collateral Agent, within the time period set forth in clause (a) above, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraph (a) of this Section 2.02 shall be accompanied by stock powers, duly executed in blank or other instruments of transfer reasonably satisfactory to the Applicable

Collateral Agent (it being understood that after the Discharge of First-Priority Obligations, the Applicable Collateral Agent shall be under no obligation to exercise such discretion and the applicable Pledgor shall take such necessary actions to satisfy this clause (i) Section 2.02(b) without the Applicable Collateral Agent exercising such discretion) and by such other instruments and documents as the Applicable Collateral Agent may reasonably request (it being understood that after the Discharge of First-Priority Obligations, the Applicable Collateral Agent shall be under no obligation to make such requests and the applicable Pledgor shall take such necessary actions to satisfy this clause (i) of Section 2.02(b) without such requests being made by the Applicable Collateral Agent) and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by Holdings and such other instruments or documents as the Applicable Collateral Agent may reasonably request (it being understood that after the Discharge of First-Priority Obligations, the Applicable Collateral Agent shall be under no obligation to make such requests and the applicable Pledgor shall take such necessary actions to satisfy this clause (ii) of Section 2.02(b) without such requests being made by the Applicable Collateral Agent). Each delivery of Pledged Securities shall be accompanied (or promptly followed) by a schedule describing the securities, which schedule shall be attached hereto as Schedule I (or a supplement to Schedule I, as applicable) and made a part hereof; provided, that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall be deemed to supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. Holdings represents and warrants to, and covenants with, the Collateral Agent, for the benefit of the Second-Priority Secured Parties that:

(a) Schedule I, as of the Issue Date, correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the Issuer represented by the Pledged Issuer Stock as of the Issue Date;

(b) as of the Issue Date, the Pledged Issuer Stock has been duly and validly authorized and issued by the Issuer and is fully paid and nonassessable;

(c) except for the security interests granted hereunder, Holdings (i) is and, subject to any transfers made not in violation of the Notes Indenture and each other Notes Indenture Document, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I (as may be supplemented from time to time pursuant to Section 2.02(b)) as owned by Holdings, (ii) holds the same free and clear of all Liens, other than any Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction not prohibited by the Notes Indenture and other than any Permitted Liens, and (iv) subject to the rights of Holdings under the Notes Indenture Documents to Dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d) other than as set forth in the Notes Indenture, in any offering circular related thereto or in the other Notes Indenture Documents and except for restrictions and limitations imposed by the Notes Indenture Documents or securities laws generally or otherwise not prohibited by the Notes Indenture Documents, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law, memorandum of association or articles of association provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of the Pledged Collateral hereunder, the Disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder other than under applicable Requirements of Law;

(e) Holdings has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) other than as set forth in the Notes Indenture, in any offering circular related thereto or in the other Notes Indenture Documents, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by Holdings of this Agreement, when the Pledged Securities are delivered to the Applicable Collateral Agent (acting as gratuitous bailee / agent for perfection purposes, pursuant to Section 5.5 or 5.6 of the First Lien/Second Lien Intercreditor Agreement, as applicable, if the Applicable Collateral Agent is not the Collateral Agent), for the benefit of the Second-Priority Secured Parties, in accordance with this Agreement and a Uniform Commercial Code financing statement in respect of the Pledged Securities is filed in the appropriate filing office, the Collateral Agent will obtain, for the benefit of the Second-Priority Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities, subject only to Permitted Liens, as security for the payment of the Secured Obligations to the extent such perfection is governed by the Uniform Commercial Code; and

(h) Holdings agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Collateral Agent’s security interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the security interest hereunder and the filing of any financing statements or other documents in connection herewith or therewith (it being understood that after the Discharge of First-Priority Obligations, the Applicable Collateral Agent shall be under no obligation to make such requests and the applicable Pledgor shall take such necessary actions to satisfy this Section 2.03(h) without such requests being made by the Applicable Collateral Agent).

SECTION 2.04. Filings.

(a) Holdings hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Pledged Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether Holdings is an organization, the type of organization and any organizational identification number issued to Holdings and (ii) a description of Pledged Collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Pledged Collateral granted under this Agreement. Holdings agrees to provide such information to the Collateral Agent promptly upon request.

(b) Holdings agrees to furnish to the Collateral Agent prompt written notice of any change in: (i) its corporate or organization name, (ii) its identity or type of organization, (iii) its organizational identification number, (iv) its jurisdiction of organization or (v) the location of its chief executive office if it is not a registered organization; provided, that Holdings shall not effect or permit any such change unless all filings have been made, or will have been made, within 30 days following such change (or such longer period as the First-Priority Collateral Agent shall permit in its reasonable discretion pursuant to the Collateral Agreement (First Lien); provided, after the Discharge of First-Priority Obligations, promptly thereafter shall mean within 30 days for the purposes of this Section 2.04(b)), under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Pledged Collateral for the benefit of the Second-Priority Secured Parties and promptly notify the Collateral Agent if the Pledged Collateral is damaged or destroyed.

SECTION 2.05. Registration in Nominee Name; Denominations. Subject to the First Lien/Second Lien Intercreditor Agreement and the Second Lien/Second Lien Intercreditor Agreement (if entered into), (a) the Applicable Collateral Agent, on behalf of the Second-Priority Secured Parties, shall have the right (to the extent that the First-Priority Collateral Agent exercises its sole and absolute discretion pursuant to the Collateral Agreement (First Lien); provided, that the Applicable Collateral Agent shall be under no obligation to exercise such discretion after the Discharge of First Priority Obligations) to hold the Pledged Securities in the name of Holdings, endorsed or assigned in blank in favor of the Applicable Collateral Agent (acting as gratuitous bailee / agent for perfection purposes, pursuant to Section 5.5 or 5.6 of the First Lien/Second Lien Intercreditor Agreement, as applicable, if the Applicable Collateral Agent is not the Collateral Agent), for the benefit of the Second-Priority Secured Parties or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent) or the name of Holdings, endorsed or assigned in blank in favor of the Applicable Collateral Agent, and (b) if an Event of Default shall have occurred and be continuing, Holdings will promptly give to the Applicable Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of Holdings. Subject to the First Lien/Second Lien Intercreditor Agreement and the Second Lien/Second Lien Intercreditor Agreement (if entered into), if an Event of Default shall have occurred and be continuing, the Applicable Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

Holdings shall use its commercially reasonable efforts to cause the Issuer to comply with a request by the Applicable Collateral Agent, pursuant to this Section 2.05, to exchange certificates representing Pledged Securities of the Issuer for certificates of smaller or larger denominations.

SECTION 2.06. Voting Rights; Dividends and Interest, etc.

(a) Subject to the First Lien/Second Lien Intercreditor Agreement and the Second Lien/Second Lien Intercreditor Agreement (if entered into), unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to Holdings of the Collateral Agent’s intention to exercise its rights hereunder:

(i) Holdings shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement, the Notes Indenture and the other Notes Indenture Documents; provided, that, except as permitted under the Notes Indenture Documents, such rights and powers shall not be exercised in any manner that could be reasonably likely to materially and adversely affect the rights and remedies of the Collateral Agent or the other Second-Priority Secured Parties under this Agreement, the Notes Indenture or any other Notes Indenture Document or the ability of the Second-Priority Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly execute and deliver to Holdings, or cause to be executed and delivered to Holdings, all such proxies, powers of attorney and other instruments as Holdings may reasonably request for the purpose of enabling Holdings to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Holdings shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Notes Indenture, any other Notes Indenture Documents and applicable laws; provided, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the Issuer or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by Holdings, shall be promptly (and in any event within 45 days of their receipt or such longer time as the First-Priority Collateral Agent shall permit in its reasonable discretion pursuant to the Collateral Agreement (First Lien); provided, after the Discharge of First Priority Obligations, promptly shall mean within 45 days for purposes of this Section 2.06(a)(iii)) delivered to the Applicable Collateral Agent (acting as gratuitous bailee / agent for perfection purposes, pursuant to Section 5.5 or 5.6 of the First Lien/Second Lien Intercreditor Agreement, as applicable, if the Applicable Collateral Agent is not the Collateral Agent), for the benefit of the Second-Priority Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Applicable Collateral Agent).

(b) Subject to the First Lien/Second Lien Intercreditor Agreement and the Second Lien/Second Lien Intercreditor Agreement (if entered into), after the occurrence and during the continuance of an Event of Default and upon written notice by the Collateral Agent to Holdings of the Collateral Agent’s intention to exercise its rights hereunder, all rights of Holdings to receive dividends, interest, principal or other distributions that Holdings is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Second-Priority Secured Parties, in the Collateral Agent, which, subject to the First Lien/Second Lien Intercreditor Agreement and the Second Lien/Second Lien Intercreditor Agreement (if entered into), shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit Holdings to receive and retain such amounts; provided, further, that notwithstanding the occurrence of an Event of Default, Holdings may continue to exercise dividend and distribution rights solely to the extent permitted under subclauses (b)(xii) and (b)(xiii)(A) of Section 4.04 of the Notes Indenture. All dividends, interest, principal or other distributions received by Holdings contrary to the provisions of this Section 2.06 shall not be commingled by Holdings with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Second-Priority Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the benefit of the Second-Priority Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Issuer has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to Holdings (without interest) all dividends, interest, principal or other distributions that Holdings would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Subject to the First Lien/Second Lien Intercreditor Agreement and the Second Lien/Second Lien Intercreditor Agreement (if entered into), upon the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent to Holdings of the Collateral Agent’s intention to exercise its rights hereunder, subject to applicable Requirements of Law, all rights of Holdings to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Second-Priority Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided, that, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit Holdings to exercise such rights; provided, further, that the Collateral Agent shall have no duty to Holdings to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in doing so. After all Events of Default have been cured or waived and the Issuer has delivered to the Collateral Agent a certificate to that effect, all rights of Holdings to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06 shall be reinstated.

(d) In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) Holdings shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request (it being understood that after the Discharge of First-Priority Obligations, the Applicable Collateral Agent shall be under no obligation to make such requests and the applicable Pledgor shall take such necessary actions to satisfy this subclause (i) of Section 2.06(d) without such requests being made by the Applicable Collateral Agent) and (ii) without limiting the effect of clause (i) above, Holdings hereby grants to the Collateral Agent an irrevocable proxy, coupled with an interest, to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the discharge of the Secured Obligations.

(e) Any notice given by the Collateral Agent to Holdings suspending its rights under paragraph (a) of this Section 2.06 (i) shall be in writing and (ii) may suspend the rights of Holdings under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (to the extent that the First-Priority Collateral Agent exercises its sole and absolute discretion pursuant to the Collateral Agreement (First Lien) (it being understood that after the Discharge of First-Priority Obligations, the Applicable Collateral Agent shall be under no obligation to exercise such discretion)) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III.

[Reserved.]

ARTICLE IV.

Remedies

SECTION 4.01. Remedies upon Default. Subject to the First Lien/Second Lien Intercreditor Agreement, the Second Lien/Second Lien Intercreditor Agreement (if entered into) and applicable Requirements of Law, upon the occurrence and during the continuance of an Event of Default, Holdings agrees to deliver each item of Pledged Collateral to the Collateral Agent on demand and it is agreed that the Collateral Agent shall have the right generally to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial

Code or other applicable law. Without limiting the generality of the foregoing, Holdings agrees that, subject to applicable Requirements of Law, the First Lien/Second Lien Intercreditor Agreement and the Second Lien/Second Lien Intercreditor Agreement (if entered into), the Collateral Agent shall have the right to Dispose of all or any part of the Pledged Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent may deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such Disposition of Pledged Collateral pursuant to this Section 4.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such Disposition shall hold the property sold absolutely, free from any claim or right on the part of Holdings, and Holdings hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that Holdings now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give Holdings 10 Business Days’ written notice (which Holdings agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Pledged Collateral pursuant to the foregoing paragraph. At any such sale, the Pledged Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the First-Priority Collateral Agent may determine in its sole and absolute discretion pursuant to the Collateral Agreement (First Lien); provided, after the Discharge of First Priority Obligations, the Applicable Collateral Agent shall be under no obligation to exercise such discretion. The Collateral Agent shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Pledged Collateral made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in the case of any such failure, such Pledged Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Second-Priority Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of Holdings (all such rights being also hereby waived and released to the extent permitted by law), the Pledged Collateral or any part thereof offered for sale and such Second-Priority Secured Party may, upon compliance with the terms of sale, hold, retain and Dispose of such property without further accountability to Holdings therefor. For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and Holdings shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. To the extent provided in this Section 4.01, any sale that complies with such provisions shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. Subject to the First Lien/Second Lien Intercreditor Agreement and the Second Lien/Second Lien Intercreditor Agreement (if entered into), upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Pledged Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, as well as any Pledged Collateral consisting of cash at any time when remedies are being exercised hereunder, in accordance with Section 6.10 of the Notes Indenture or Section 4.2 of the First Lien/Second Lien Intercreditor Agreement, as applicable, or, after a Second Lien/Second Lien Intercreditor Agreement has been entered into, in accordance with the Second Lien/Second Lien Intercreditor Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03. Securities Act, etc. In view of the position of Holdings in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any Disposition of the Pledged Collateral permitted hereunder. Holdings understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to Dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of the Pledged Collateral could Dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to Dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Holdings acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, to the extent that the First-Priority Collateral Agent exercises its sole and absolute discretion pursuant to the Collateral Agreement (First Lien) (it being understood that the Applicable Collateral Agent shall be under no obligation to exercise such discretion after the Discharge of First Priority Obligations), (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Holdings acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, to the extent that the First-Priority Collateral Agent exercises its sole and absolute discretion pursuant to the Collateral Agreement (First Lien) (it being understood that the Applicable Collateral Agent shall be under no obligation to exercise such discretion after the Discharge of First Priority Obligations), may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE V.

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.02 of the Notes Indenture, as such address may be changed by written notice to the Collateral Agent and the Issuer. All communications and notices hereunder to Holdings shall be given to it in care of the Issuer, with such notice to be given as provided in Section 13.02 of the Notes Indenture.

SECTION 5.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the security interest in the Pledged Collateral and all obligations of Holdings hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Notes Indenture, any other Notes Indenture Document, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Notes Indenture, any other Notes Indenture Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Holdings in respect of the Secured Obligations or this Agreement (other than a defense of payment or performance).

SECTION 5.03. Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable Requirements of Law, and all the provisions of this Agreement are intended to be subject to all applicable Requirements of Law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law or regulation.

SECTION 5.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Second-Priority Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Pledged Collateral (and any such assignment or transfer shall be void) except as not prohibited by this Agreement, the Notes Indenture or any other Notes Indenture Document. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released in accordance with Section 5.09 or Section 5.13, as applicable.

SECTION 5.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Holdings or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. The Collateral Agent hereunder shall at all times be the same person that is the Trustee under the Notes Indenture. Written notice of resignation by the “Trustee” pursuant to the Notes Indenture shall also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the “Trustee” under the Notes Indenture by a successor “Trustee”, that successor “Trustee” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto.

SECTION 5.06. Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder by Holdings and the Collateral Agent and other Indemnitees shall be indemnified by Holdings, in each case of this clause (a), mutatis mutandis, as provided in Section 7.07 of the Notes Indenture.

(b) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Notes Indenture Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Notes Indenture Document, or any investigation made by or on behalf of the Collateral Agent or any other Second-Priority Secured Party. All amounts due under this Section 5.06 shall be payable within fifteen days (or such longer period as the First-Priority Collateral Agent may reasonably agree to pursuant to the Collateral Agreement (First Lien); provided, after the Discharge of First Priority Obligations, such period shall be within fifteen days) of written demand therefor.

(c) The agreements in this Section 5.06 shall survive the resignation of the Collateral Agent and the termination of this Agreement.

SECTION 5.07. Collateral Agent Appointed Attorney-in-Fact. Subject to the First Lien/Second Lien Intercreditor Agreement and the Second Lien/Second Lien Intercreditor Agreement (if entered into), Holdings hereby appoints the Collateral Agent the attorney-in-fact of Holdings for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, subject to applicable Requirements of Law, the First Lien/Second Lien Intercreditor Agreement and the Second Lien/Second Lien Intercreditor Agreement (if entered into) the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of Holdings, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Pledged Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Pledged Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (d) to sign the name of Holdings on any invoice or bill of lading relating to any of the Pledged Collateral; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Pledged Collateral or to enforce any rights in respect of any Pledged Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Pledged Collateral; and (g) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Pledged Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Pledged Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Second-Priority Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to Holdings for any act or failure to act hereunder, except for their own or their Related Parties’ gross negligence or willful misconduct.

SECTION 5.08. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 5.09. Waivers; Amendment; Extension of Time.

(a) No failure or delay by the Collateral Agent or any other Second-Priority Secured Party in exercising any right, power or remedy hereunder or under any other Notes Indenture Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent or any other Second-Priority Secured Party hereunder and under the other Notes Indenture Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Holdings therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings in any case shall entitle Holdings to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and Holdings, subject to any consent required in accordance with Article IX of the Notes Indenture and except as otherwise provided in the First Lien/Second Lien Intercreditor Agreement or the Second Lien/Second Lien Intercreditor Agreement (if entered into). The Collateral Agent may conclusively rely on a certificate of an officer of Holdings as to whether any amendment contemplated by this Section 5.09(b) is permitted.

(c) Notwithstanding anything to the contrary contained herein, the Applicable Collateral Agent may, to the extent that the First-Priority Collateral Agent exercises its discretion pursuant to the Collateral Agreement (First Lien) (it being understood that the Applicable Collateral Agent shall be under no obligation to exercise such discretion after the Discharge of First Priority Obligations) grant extensions of time for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Issue Date for the perfection of security interests in the Pledged Collateral on such date) where it reasonably determines, in consultation with the Issuer, that perfection or obtaining of such items cannot be accomplished by the time or times at which it would otherwise be required by this Agreement or the other Notes Indenture Documents.

SECTION 5.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.04. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 5.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.13. Termination or Release.

(a) This Agreement and the pledges made by Holdings herein and all other security interests granted by Holdings hereby shall automatically terminate and/or be released, whether in whole or in part, in accordance with Article XI of the Notes Indenture, as applicable. In the event of any conflict between the terms of this Agreement and Article XI of the Notes Indenture, the terms of Article XI of the Notes Indenture shall govern.

(b) If any of the Pledged Collateral shall become subject to the release provision set forth in Section 5.1 of the First Lien/Second Lien Intercreditor Agreement, such Pledged Collateral shall be automatically released from the security interest in such Pledged Collateral to the extent provided therein.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 5.13, subject to Article XI of the Notes Indenture, the Collateral Agent shall execute and deliver to Holdings all documents that Holdings shall reasonably request to evidence such termination or release (including, without limitation, Uniform Commercial Code termination statements), and will duly assign and transfer to Holdings such of the Pledged Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 5.13 shall be made without recourse to or warranty by the Collateral Agent. In connection with any release pursuant to paragraph (a) or (b) above, Holdings shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of Uniform Commercial Code termination statements. Subject to Article XI of the Notes Indenture, upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, in form and substance as such deliverables are accepted by the First-Priority Collateral Agent pursuant to the Collateral Agreement (First Lien); provided, after the Discharge of First Priority Obligations, the Applicable Collateral Agent shall be under no obligation to determine whether such deliverables are satisfactory, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of the Pledged Collateral permitted to be released pursuant to this Agreement. Holdings agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent (and its representatives and counsel) in connection with the execution and delivery of such release documents or instruments.

SECTION 5.14. Subject to Intercreditor Agreements.

(a) Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Second-Priority Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Pledged Collateral constituting Common Collateral are subject to the limitations and provisions of the First Lien/Second Lien Intercreditor Agreement. In the event of any conflict between the terms of the First Lien/Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/Second Lien Intercreditor Agreement shall govern.

(b) Notwithstanding anything herein to the contrary, if a Second Lien/Second Lien Intercreditor Agreement has been entered into, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Second-Priority Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Pledged Collateral constituting Common Collateral shall be subject to the limitations and provisions of the Second Lien/Second Lien Intercreditor Agreement. In the event of any conflict between the terms of the Second Lien/Second Lien Intercreditor Agreement (if entered into) and the terms of this Agreement, the terms of the Second Lien/Second Lien Intercreditor Agreement shall govern.

SECTION 5.15. Authority of Collateral Agent. Holdings acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Second-Priority Secured Parties, be governed by the Notes Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and Holdings, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Second-Priority Secured Parties with full and valid authority so to act or refrain from acting, and Holdings shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 5.16. WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.16.

SECTION 5.17. Jurisdiction; Consent to Service of Process.

(a) Holdings irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Collateral Agent, any Second-Priority Secured Party, or any Affiliate of the foregoing in any way relating to this Agreement or any other Notes Indenture Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Notes Indenture Document shall affect any right that the Collateral Agent or any Second-Priority Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Notes Indenture Document against Holdings or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Notes Indenture Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Notes Indenture Document to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DS WATERS ENTERPRISES, INC.

By:	/s/ Ron Frieman
	Name:	Ron Frieman
	Title:	CFO and Treasurer

[Signature Page to Holdings Pledge Agreement (Second Lien)]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

[Signature Page to Holdings Pledge Agreement (Second Lien)]

Schedule I

to the Pledge Agreement

Pledged Issuer Stock

Number of Issuer	Certificate of Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

No. 2	DS Waters Enterprises, Inc.	199 shares of $.01 par value common stock	100%